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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 19, 1999

                       VALUE CITY DEPARTMENT STORES, INC.
             (Exact name of registrant as specified in its charter)

                                      OHIO
                 (State or other jurisdiction of incorporation)

           1-10767                                       NO. 31-1322832
 (Commission File Number)                      (IRS Employer Identification No.)

3241 WESTERVILLE ROAD, COLUMBUS, OHIO                         43224
(Address of principal executive offices)                    (Zip Code)

                                 (614) 471-4722
              (Registrant's telephone number, including area code)





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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On November 19, 1999, the Company purchased 100% of the common stock of Gramex Retail Stores, Inc. ("Gramex") from Gramex Corporation pursuant to a Stock Purchase Agreement, dated as of November 8, 1999, a copy of which is filed herewith as Exhibit 2.3. Gramex operates a chain of fifteen discount stores under the name "Grandpa's" in the greater St. Louis metropolitan area.

         The purchase price for Gramex was $13.1 million including cash of $8.0 million, 255,949 shares of the Company's common stock with an agreed value of $4.0 million and an unsecured, 5-year note of $1.1 million. In conjunction with the acquisition, the Company satisfied approximately $37 million of Gramex bank debt at closing and assumed certain trade payable and other obligations which will be satisfied from the proceeds from liquidation of inventory and certain other assets. The transaction was funded by cash from operations and a $25 million 180 day bank loan bearing interest at 8.0925%. The acquisition will be accounted for as a purchase. Allocation of the purchase price will be determined based on fair market valuation of the net assets acquired.

         Of the 15 stores acquired, after liquidation of the existing Grandpa's inventory, 14 stores will be converted to the Value City format, with seven stores receiving only minor improvements scheduled to be reopened early in the first quarter of fiscal 2000 and seven stores will be remodeled based on the current Value City format with opening dates late in the first quarter. The lease for one store with terms consistent with current market conditions is located near our existing store in St. Louis. This location will be assigned without payment of additional consideration to the Value City Furniture Division of Schottenstein Stores Corporation, direct owner of approximately 56.3% of the Company's common shares, after completion of liquidation of the store inventory and fixtures.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements.

                           Not applicable

         (b)      Pro Forma Financial Information.

                           Not applicable

         (c)      Exhibits.

                  2.3 Stock Purchase agreement entered into as of November 8,
                      1999 between the Company and Gramex Corporation.


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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    VALUE CITY DEPARTMENT STORES, INC.
                                               (Registrant)

                                    By /s/ Robert M. Wysinski
                                      -----------------------------------------
                                      Robert M. Wysinski, Senior Vice President,
                                      Chief Financial Officer, Treasurer
                                      And Secretary *


Date: December 3, 1999
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* Mr. Wysinski is the principal financial officer and has been duly authorized to sign on behalf of the registrant.





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